UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2024

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 621-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Durango Acquisition

On May 9, 2024, Kinetik Holdings Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Durango MIPA”) with Durango Midstream LLC, an affiliate of Morgan Stanley Energy Partners (the “Durango Seller”), and Kinetik Holdings, LP, a subsidiary of the Company (the “Partnership”), pursuant to which the Partnership has agreed to purchase all of the membership interests of Durango Permian, LLC (“Durango”) from Durango Seller for an aggregate purchase price of approximately $765 million (the “Durango Acquisition”), consisting of (i) $315 million of cash to be paid at closing, (ii) approximately 3.8 shares of Class C Common Stock, par value $0.0001 per share of the Company (“Class C Common Stock”) (and an equivalent number of common units in the Partnership (“OpCo Units”)), to be issued at closing and (iii) approximately 7.7 million shares of Class C Common Stock (and an equivalent number of OpCo Units) to be issued on July 1, 2025. Durango Seller is also entitled to a $75 million earn out in cash contingent upon the Kings Landing gas processing complex in Eddy County, New Mexico (the “Kings Landing Project”), which is currently under construction, being placed into service (the “Kings Landing Earnout”). The Kings Landing Earnout is subject to certain adjustments for capital costs associated with the Kings Landing Project. The Durango Acquisition is expected to close in the second quarter of 2024, subject to satisfaction of customary closing conditions, including regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In connection with the closing of the Durango Acquisition, the Company, the Partnership and the Durango Seller will enter into a board observer rights agreement (the “Observer Rights Agreement”) and a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Observer Rights Agreement, Durango Seller will be entitled to appoint one observer to the board of directors of the Company for so long as it has the right to receive Deferred Consideration (as defined in the Durango MIPA) and until the date that it ceases to hold at least 6,000,000 shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) or Class C Common Stock. The Observer Rights Agreement is attached to the Durango MIPA as Exhibit G.

Pursuant to the Registration Rights Agreement, the Company will agree to file a registration statement, within 180 days of closing, registering for resale shares of Class A Common Stock issuable or issued upon exchange of the shares of Class C Common Stock and OpCo Units received by Durango Seller pursuant to the Durango MIPA (the “Registrable Securities”). Durango Seller will also have the right to demand that the Company undertake an underwritten offering of Registrable Securities so long as such offering is expected to result in proceeds of at least $100 million, subject to certain other limitations. In addition, Durango Seller will have certain “piggyback” rights if the Company or other holders of the Company’s securities undertake an underwritten offering, subject to customary cutbacks. Durango Seller will also agree, subject to certain customary exceptions, not to directly or indirectly sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of the OpCo Units and shares of Class C Common Stock (and any shares of Class A Common Stock issued upon redemption thereof) issued to Durango Seller at closing for 364 days. The form of Registration Rights Agreement is attached to the Durango MIPA as Exhibit H.

The foregoing description of the Durango MIPA is qualified in its entirety by reference to the full and complete terms of the Durango MIPA, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

GCX Sale

Also on May 9, 2024, the Company entered into a Purchase and Sale Agreement (the “GCX Purchase Agreement”) with GCX Pipeline, LLC, an affiliate of ArcLight Capital Partners, LLC (the “GCX Buyer”), pursuant to which the Company has agreed to sell its 16% membership interest in Gulf Coast Express Pipeline LLC (“GCX”) to the GCX Buyer for a total purchase price of $540 million (the “GCX Sale”), consisting of $510 million of cash (subject to customary adjustments) at closing and an additional $30 million earn out in cash upon the approval by the GCX Board of Directors of one or more capital projects that achieve certain capacity expansion criteria. The GCX Sale is expected to close in the second quarter of 2024.

The foregoing description of the GCX Purchase Agreement is qualified in its entirety by reference to the full and complete terms of the GCX Purchase Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Durango MIPA and the issuance of the shares of Class C Common Stock and OpCo Units (the “Equity Consideration”) contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. Pursuant to the terms of the Third Amended and Restated Limited Partnership Agreement of the Partnership, as may be amended from time to time, each OpCo Unit, together with one share of Class C Common Stock, is redeemable for one share of Class A Common Stock.

The securities comprising the Equity Consideration issued in the Durango Acquisition have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by the Company and the Partnership that did not involve a public offering, (b) there was only one recipient and (c) representations from the Durango Seller to support such exemption, including with respect to the Seller’s status as an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act).

Item 7.01	Regulation FD Disclosure.

On May 9, 2024, the Company issued a press release announcing the Durango Acquisition and GCX Sale. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1 and is incorporated in this report by reference.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act, or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Membership Interest Purchase Agreement, dated as of May 9, 2024, by and among Kinetik Holdings Inc., Kinetik Holdings LP and Durango Midstream, LLC.

10.2†	Purchase and Sale Agreement, dated as of May 9, 2024, by and among Kinetik GCX Pipe LLC, GCX Pipeline, LLC, solely for purposes of Section 6.7, Article X and Article XI, AL GCX Holdings, LLC and solely for purposes of Section 6.8, Article X and Article XI, Kinetik Holdings LP.

99.1	Press Release, dated May 9, 2024, issued by Kinetik Holdings Inc. (furnished solely for purposes of Item 7.01 of this Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Company agrees to furnish an unredacted, supplemental copy (including any omitted schedule or attachment) to the SEC upon request. Redactions and omissions are designated with brackets containing asterisks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024

KINETIK HOLDINGS INC.

By:	/s/ Todd Carpenter
Name:	Todd Carpenter
Title:	General Counsel, Assistant Secretary and Chief Compliance Officer

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